UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HEARTFLOW, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Heartflow, Inc.

Annual Meeting of Stockholders

Tuesday, June 16, 2026 at 8:00 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/HTFL for more details

You must register to attend the meeting online and participate at www.proxydocs.com/HTFL

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting, go to www.proxydocs.com/HTFL

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 5, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held on June 16, 2026 for Stockholders of Record as of April 24, 2026

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/HTFL

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Heartflow, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1 AND 2

PROPOSAL

1.	Election of the two nominees as Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.

1.01 Julie A. Cullivan

1.02 John C.M. Farquhar

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.